Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

NON-EXCLUSIVE CROSS LICENSE AGREEMENT

This Non-Exclusive Cross License Agreement ("Agreement") is entered into as of the date of the last signature set forth on the signature page below (the "Effective Date"), by and between ClearOne, Inc., a company organized and existing under the laws of Utah, with a principal place of business at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116 ("ClearOne"), and Sennheiser electronic GmbH & Co. KG, a German corporation, with a principal place of business at Am Labor 1, DE-30900 Wedemark, Germany ("Sennheiser").  ClearOne and Sennheiser are referred to in this Agreement individually as a "Party," and collectively as the "Parties."

BACKGROUND

WHEREAS, ClearOne owns the ClearOne Licensed Patents (as defined in Section 1.3 below) covering [***];

[***];

[***];

WHEREAS, Sennheiser owns the Sennheiser Licensed Patents (as defined in Section 1.9 below) covering [***];

[***];

[***];

[***];

NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is agreed upon, the Parties, intending to be legally bound, agree as follows:

SECTION 1:               DEFINITIONS

1.1        "Affiliate" means, with respect to a Party, any Person that directly or indirectly, Controls, is Controlled by, or is under common Control with such Party. For purposes of this Agreement, "Control" of a Person means ownership by a Person, directly or indirectly, of fifty percent (50%) or more of the voting equity of such Person or, in the case of a non-corporate Person, equivalent interests.

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1.2         [***].

1.3         [***].

1.4         [***].

1.5         "ClearOne Licensed Users" means ClearOne and its Subsidiaries.  In the event that an entity is not a Subsidiary as of the Effective Date of this Agreement, but later becomes a Subsidiary through an acquisition by ClearOne (an "Acquired Subsidiary"), such Acquired Subsidiary shall be deemed to be a Subsidiary for the purposes of this Agreement upon completion of such transaction or transactions.  To the extent ClearOne is acquired by or merges with another entity or reorganizes organizations in the future in a manner that meet the Control requirements herein, this shall be deemed a change in control subject to Section 6.2.

1.6         [***]

1.7         "ClearOne Third Parties" means, vendors, retailers, resellers, integrators, suppliers, manufacturers, developers, distributors, contractors, partners, hosts, customers, and end-users of [***].

1.8         "Person" means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal entity.

1.9         [***]

1.10       [***]

1.11      "Sennheiser Licensed Users" means Sennheiser and its Subsidiaries and Affiliates.  In the event that an entity is not a Subsidiary as of the Effective Date of this Agreement, but later becomes a Subsidiary through an acquisition by Sennheiser (an "Acquired Subsidiary"), such Acquired Subsidiary shall be deemed to be a Subsidiary for the purposes of this Agreement upon completion of such transaction or transactions.  To the extent Sennheiser is acquired by or merges with another entity or reorganizes organizations in the future in a manner that meet the Control requirements herein, this shall be deemed a change in control subject to Section 6.2.

1.12       [***]

1.13       "Sennheiser Third Parties" means, vendors, retailers, resellers, integrators, suppliers, manufacturers, developers, distributors, contractors, partners, hosts, customers, and end-users of [***].

1.14      "Subsidiary" or "Subsidiaries" means, with respect to a Party, an entity which, prior to the Effective Date, or during the Term of this Agreement, is owned or controlled by a fifty percent (50%) or greater beneficial or equitable ownership interest, directly or indirectly.

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1.15      "Third Party" means any Person other than a Party to this Agreement (or their Subsidiaries).

SECTION 2:               CLEARONE LICENSE, RELEASE, AND COVENANT NOT TO SUE

2.1        Non-Exclusive License. Subject to the terms and conditions of this Agreement, ClearOne hereby grants to:

(a) Sennheiser Licensed Users; and

(b) Sennheiser Third Parties;

a perpetual, fully paid-up, non-exclusive, non-transferable, non-assignable, worldwide license under [***], to make, have made, use, import, export, distribute, sell, offer for sale, develop, advertise, update, support, maintain, and/or otherwise dispose of [***].

2.2        ClearOne Release of Sennheiser. Subject to the terms and conditions of this Agreement, ClearOne releases:

(a) Sennheiser Licensed Users; and

(b) Sennheiser Third Parties;

together with their officers, directors, managers, members, employees, agents, experts, consultants, attorneys, predecessors, successors, and assigns from any and all liability related to infringement or enforcement of [***] with respect to [***].  For avoidance of doubt, the release granted in this Section 2.2 does not apply to claims arising out of the performance or breach of this Agreement.

2.3        ClearOne Covenant Not to Sue Sennheiser. Subject to the terms and conditions of this Agreement, ClearOne covenants and agrees not to commence, authorize or assist, directly or indirectly, in any suit or other proceeding against:

(a) Sennheiser (including its Subsidiaries and Affiliates); and/or

(b) Sennheiser Third Parties;

together with their officers, directors, managers, members, employees, agents, experts, consultants, and attorneys, for infringement of [***] anywhere in the world.

2.4        No Sublicense Rights.  The license granted in Section 2.1 above does not confer Sennheiser the right to grant or otherwise transfer any rights under[***] to any other persons or entities for any purpose, except as specifically set forth in Section 6.2 below.

2.5         [***]

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SECTION 3:               SENNHEISER LICENSE, RELEASE, AND COVENANTS

3.1        Non-Exclusive License. Subject to the terms and conditions of this Agreement, Sennheiser hereby grants to:

(a) ClearOne Licensed Users; and

(b) ClearOne Third Parties;

a perpetual, fully paid-up, non-exclusive, non-transferable, non-assignable, worldwide license under [***], to make, have made, use, import, export, distribute, sell, offer for sale, develop, advertise, update, support, maintain, and/or otherwise dispose of [***].

3.2        Sennheiser Release of ClearOne. Subject to the terms and conditions of this Agreement, Sennheiser releases:

(a) ClearOne Licensed Users; and

(b) ClearOne Third Parties;

together with their officers, directors, managers, members, employees, agents, experts, consultants, attorneys, predecessors, successors, and assigns from any and all liability related to infringement or enforcement of [***] with respect to [***].  For avoidance of doubt, the release granted in this Section 3.2 does not apply to claims arising out of the performance or breach of this Agreement.

3.3        Sennheiser Covenant Not to Sue ClearOne. Subject to the terms and conditions of this Agreement, Sennheiser covenants and agrees not to commence, authorize or assist, directly or indirectly, in any suit or other proceeding against:

(a) ClearOne (including its Subsidiaries and Affiliates); and/or

(b) ClearOne Third Parties;

together with their officers, directors, managers, members, employees, agents, experts, consultants, and attorneys, for infringement of [***] anywhere in the world.

3.4        No Sublicense Rights.  The license granted in Section 3.1 above does not confer ClearOne the right to grant or otherwise transfer any rights under [***] to any other persons or entities for any purpose, except as specifically set forth in Section 6.2 below.

3.5        [***]

SECTION 4:               CONSIDERATION

4.1        Payment. As additional consideration, [***], Sennheiser agrees to pay a one-time lump-sum payment of Four Million USD ($4,000,000.00) by March 20, 2024.

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4.2        Terms Related to Payment.  Sennheiser shall make payment to ClearOne via wire or ACH. ClearOne shall generate and furnish to Sennheiser, within thirty (30) business days after the Effective date, an invoice (example provided in Exhibit C) containing at least the following information: (i) an invoice date; (ii) ClearOne's name, address and contact information; (iii) the amount due under Section 4.1; (iv) a line item description of the nature of the payment; and (v) the identity of the bank account to which the payment should be directed.  ClearOne shall furnish the invoice discussed above to Sennheiser in PDF format via email and address the invoice as instructed below:

Email Invoice in PDF format to the following:

TO:  [***]

CC:  [***]

Address Invoice as follows:

Sennheiser electronic GmbH & Co. KG

Attn: Dr. Bjoern Wolter

Am Labor 1

30900 Wedemark

Germany

4.3        Taxes / Costs. All taxes shall be the financial responsibility of the Party obligated to pay such taxes as determined by the applicable law, and neither Party is or shall be liable at any time for any taxes incurred by the other Party in connection with or related to amounts paid under this Agreement. Sennheiser will not withhold any amounts from the payment, nor be liable for any taxes or costs incurred by ClearOne as a result of the payment.  The Parties further agree that they shall bear their own costs and attorneys' fees relating to or arising from the negotiation of this Agreement.

SECTION 5:               TERM AND TERMINATION

5.1        Term. The term of this Agreement shall commence upon the Effective Date and shall continue until the expiration of the last-to-expire patent in [***] or [***], whichever is later, unless earlier terminated by either Party as set forth below.

5.2        Termination. In the event that a Party materially breaches this Agreement and does not cure such breach within fifteen (15) business days after receipt of written notice (the "Breach Notice") from the non-breaching Party, then this Agreement may be terminated upon written notice to that effect (the "Termination Notice") from the non-breaching Party at any time after the expiration of fifteen (15) business days following receipt by the breaching Party of the Breach Notice.  In the event of termination pursuant to an uncured material breach under Section 5.2, the license, releases, and covenants granted to breaching Party hereunder shall terminate as of the date such termination takes effect, whereas the non-breaching Party shall retain its rights and remedies. Other than as set forth in this Section 5.2, this Agreement may only be terminated by mutual written agreement of the Parties.

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5.3        Survival. The provisions of Sections 1, 2 (only as applicable to the non-breaching Party), 3 (only as applicable to the non-breaching Party), and 5-9 will survive any termination of this Agreement.

5.4        Agreement Obligations Not Released. Notwithstanding anything to the contrary herein, the Parties reserve all rights and remedies, including damages and equitable relief (other than rescission, termination or reformation of this Agreement to the extent not expressly provided for herein) for breach of this Agreement by the other Party and nothing herein releases any Party from its respective obligations under this Agreement or prevents any Party from enforcing the terms and conditions of this Agreement against the other Parties.

SECTION 6:               ASSIGNMENT

6.1        Limitations on Assignment. Except as expressly permitted in this Section, neither Party, including any of its Affiliates or Subsidiaries, may grant, assign, delegate, sell, transfer, sublicense, or otherwise dispose of any or all of its rights or obligations under this Agreement to any Third Party without the prior written consent of the other Party.

6.2        Change of Control. Notwithstanding the provisions of Section 6.1, a Party may assign its rights under this Agreement as part of a sale, transfer, or spin-off of all or substantially all of its business assets or as part of a corporate reorganization (an "M&A Transaction"), or as a result of a change in control transaction with a Third Party acquirer (a "Licensee Acquirer," respectively), provided that (a) the Licensee Acquirer has not been the recipient of a written communication by a Party communicating the existence of a dispute, potential dispute, lawsuit, or potential lawsuit with respect to one or more of the patents licensed by that Party under this Agreement; and (b) the license rights and other rights granted under this Agreement (including any licenses, releases and covenants not to sue) shall extend only to the business of the Party existing at the time of the merger, sale, or acquisition, and natural evolutions thereof, and shall not extend to other operations of the Licensee Acquirer, even if the Licensee Acquirer conducts the same type of activities as the Party.

6.3        Requirements of an Assignment.  In addition to the foregoing, all licenses, releases, and covenants contained herein shall run with the rights being assigned or transferred, and shall be binding upon and inure to the benefit of the Parties and their respective successors-in-interest, transferees, or assigns.  Neither Party may assign or otherwise transfer any right hereunder, including by assignment or merger, unless (i) such sale or assignment is subject to all of the terms and conditions of this Agreement; and (ii) such assignee or transferee executes an agreement to be bound by all of the terms and conditions of this Agreement with respect to the rights being transferred or assigned.

6.4        Unpermitted Assignment Void. Any attempted transfer, license, assignment, or grant in contravention of this Section shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and assigns.

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SECTION 7:               REPRESENTATIONS, WARRANTIES, AND COVENANTS

7.1        ClearOne Representations. ClearOne represents and warrants, as of the Effective Date that: (i) ClearOne or its Subsidiaries, owns or controls all rights to the ClearOne Licensed Patents; (ii) ClearOne or its Subsidiaries have the full and complete exclusive right to grant the license, releases, and covenants set forth herein; (iii) ClearOne or its Subsidiaries are the sole owner of the right, title, and interest to [***], including any and all right to claim for past or future damages (iv) ClearOne has not assigned or otherwise transferred to any other Person any rights that would prevent ClearOne or its Subsidiaries from conveying the full scope of rights set forth herein; (v) no Third Party has a security interest, lien, or other financial claim on [***]; and (vi) the individual executing this Agreement on behalf of ClearOne and its Subsidiaries has the full corporate power, right, and authority to enter into this Agreement and consummate the transactions contemplated herein.

7.2        Sennheiser Representations. Sennheiser represents and warrants, as of the Effective Date that: (i) Sennheiser or its Subsidiaries, owns or controls all rights to the Sennheiser Licensed Patents; (ii) Sennheiser or its Subsidiaries have the full and complete exclusive right to grant the license, releases, and covenants set forth herein; (iii) Sennheiser or its Subsidiaries are the sole owner of the right, title, and interest to [***], including any and all right to claim for past or future damages (iv) Sennheiser has not assigned or otherwise transferred to any other Person any rights that would prevent Sennheiser or its Subsidiaries from conveying the full scope of rights set forth herein; (v) no Third Party has a security interest, lien, or other financial claim on [***]; and (vi) the individual executing this Agreement on behalf of Sennheiser and its Subsidiaries has the full corporate power, right, and authority to enter into this Agreement and consummate the transactions contemplated herein.

SECTION 8:               CONFIDENTIALITY

8.1        Confidential Information: As of the Effective Date, information provided pursuant to this Agreement, including without limitation, the terms of this Agreement, the negotiations leading to this Agreement (including the existence of the Agreement), the amount of the payment, and the existence of this Agreement, shall be regarded as confidential information ("Confidential Information"). The Parties agree that, other than as required by law or expressly permitted by this Agreement, they shall not disclose any Confidential Information to any Third Party.  Confidential Information shall not include information that: (i) was already known at the time of its disclosure; (ii) has passed into the public domain prior to or after its disclosure, otherwise than through any act or omission attributable to principals, officers, employees, consultants or agents of the receiving Party; or (iii) was subsequently disclosed, other than under an agreement of secrecy or non-use, by a Third Party that had not acquired the information under an obligation of confidentiality.

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8.2         Permitted Disclosures.  Either Party may disclose the terms and existence of this Agreement as follows:

a)	with the prior written consent of the other Party;

b)	to any governmental body having jurisdiction and specifically requiring such disclosure;

c)	in response to a valid subpoena or as otherwise may be required by law;

d)	as required during the course of litigation and subject to protective order; provided however, that any production under a protective order would be protected under an "Outside Attorneys Eyes Only" or higher confidentiality designation;

e)	for the purposes of mandatory disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that are required under applicable laws or regulations;

f)	to a Party's accountants, bankers, legal counsel, tax advisors and other financial, legal and other professional advisors, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein;

g)	to a Third Party with a financial interest in the patents licensed under this Agreement in connection with a merger, acquisition, sale of patents, financing or similar transaction ("Permitted Third Party") provided that any such Permitted Third Party is bound to confidentiality obligations and/or privilege at least as stringent as those contained herein;

h)	to any of the Party's Affiliates or to any Third Party covered by the license, release, and covenant not to sue provided above in Sections 2 and 3.

8.3        Notice.  Prior to any disclosure of confidential information under subsections 8.1 (as required by law) and 8.2(b)-8.2(e), the party seeking disclosure shall (i) promptly notify the other party in writing; and (2) take all reasonable actions in an effort to minimize the nature and extent of such disclosure.  ClearOne warrants and represents that as a public company with reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, this agreement constitutes a material definitive agreement not in the ordinary course of ClearOne's business that must be disclosed by ClearOne in a Current Report on Form 8-K (the "Form 8-K") to be publicly filed with the U.S. Securities and Exchange Commission (the "SEC") within four (4) business days of the Effective Date of this Agreement, and that such Form 8-K must include as an exhibit thereto a redacted version of this Agreement in the form attached to this Agreement as Exhibit D.  As such, and in reliance upon ClearOne's warranties and representations herein, Sennheiser agrees that ClearOne may attach a copy of Exhibit D to the Form 8-K filing described in the previous sentence.

SECTION 9:               MISCELLANEOUS PROVISIONS

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9.1        No Warranties. Nothing contained in this Agreement shall be construed as: (i) an agreement by either Party to bring or prosecute actions or suits against Third Parties for infringement, or conferring any right to the other Party to bring or prosecute actions or suits against Third Parties for infringement; (ii) conferring any right to the other Party to use in advertising, publicity, or otherwise, any trademark, trade name or names of either Party, or any contraction, abbreviation or simulation thereof without the prior written consent of the other Party; or (iii) conferring by implication, estoppel or otherwise, upon either Party, any right (including a license) under other Patents except for the rights expressly granted hereunder.

9.2        No Further License. Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any Patent, trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to either Party, except as expressly provided in this Agreement.

9.3        Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or by prepaid registered or certified mail, or by overnight courier or electronic mail, to the addresses listed below:

Notice to ClearOne:

c/o Derek Graham, CEO

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, UT 84116

legal@clearone.com

With a copy to:

Attn: Douglas J. Dixon
            Hueston Hennigan LLP
            620 Newport Center Dr., Ste. 1300
            Newport Beach, CA 92660
            ddixon@hueston.com

Notice to Sennheiser:

Attn: Dr.-Ing. Björn Wolter

Manager Patent Department | Legal Services & IP

Sennheiser electronic GmbH & Co. KG

Am Labor 1, 30900 Wedemark, Germany

Bjoern.Wolter@sennheiser.com

With a copy to:

Attn: Eugene LeDonne

Haug Partners

745 Fifth Avenue, 10th Floor

New York, NY 10151

eledonne@haugpartners.com

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Notice sent under Section 9.3 shall be deemed to have been sent when received by addressee. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

9.4        Limitations on Publicity. Neither Party shall issue a press release or make any other public statement regarding the commercial terms of this Agreement.

9.5        [***]

9.6        [***]

9.7        Governing Law; Jurisdiction. This Agreement shall be construed, and the relationship between the Parties determined, in accordance with the laws of the State of Delaware, notwithstanding any choice-of-law principle that might dictate a different governing law. The Parties agree (a) that all disputes and litigation regarding this Agreement, its construction and matters connected with its performance be subject to the exclusive jurisdiction of the state and federal courts located in the District of Delaware (the "Court"); and (b) to submit any disputes, matters of interpretation, controversies, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Court. The Parties hereby waive any challenge to the jurisdiction or venue of the Court over these matters.

9.8        No Agency. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other. There is no fiduciary duty or special relationship of any kind between the Parties to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Party in entering into this Agreement.

9.9        Sophisticated Parties Represented by Counsel. The Parties each acknowledge, accept, warrant and represent that: (i) they are sophisticated Parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice, and that they have executed this Agreement with the consent and on the advice of such independent legal counsel; and (ii) they and their counsel have determined through independent investigation and robust, arm's-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement.

9.10      Bankruptcy. The Parties intend that all licenses granted under this Agreement are, for purposes of section 365(n) of the Bankruptcy Code, licenses to rights of "intellectual property," as that term is defined in section 101 of the Bankruptcy Code. The Parties agree that the non-bankrupt Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code and any such equivalent law. The foregoing is without prejudice to any rights that the non-bankrupt Party may have arising under the Code or other applicable law.

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9.11      Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such provision.

9.12      Entire Agreement. The Parties acknowledge, accept, warrant and represent that (i) this is an enforceable agreement; (ii) this Agreement embodies the entire and only understanding of each of them with respect to the subject matter of the Agreement, and merges, supersedes and cancels all previous representations, warranties, assurances, communications, conditions, definitions, understandings or any other statement, express, implied, or arising by operation of law, whether oral or written, whether by omission or commission between and among them with respect to the subject matter of the Agreement; (iii) no oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement; (iv) the terms and conditions of this Agreement may be altered, modified, changed or amended only by a written agreement executed by duly authorized representatives of Licensor and Licensee; (v) the language of this Agreement has been approved by counsel for each of them, and shall be construed as a whole according to its fair meaning; and (vi) none of the them (nor their respective counsel) shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise with respect to the Agreement.

9.13      Modification; Waiver. No modification or amendment to this Agreement will be effective unless assented to in writing by the Party to whom such modification or amendment is proposed, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

9.14      Construction; Language. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation." The headings/captions in this Agreement are for convenience only and will not be relied upon in connection with the construction or interpretation of this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all notices under this Agreement shall be in the English language.

9.15      Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as original, and all of which together shall be deemed a single document, and the official and governing version of this Agreement.  This Agreement may be executed by facsimile signatures or other electronic means, such as DocuSign, and such signatures shall be deemed to bind each party as if they were original signatures.

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IN WITNESS WHEREOF, the Parties hereto executed this Agreement by their respective duly authorized officers on the dates set forth below.

ClearOne, Inc. By: /s/ Derek Graham Name: Derek Graham Title: CEO Date: Dec 23, 2023 Email: Derek.Graham@clearone.com

Sennheiser electronic GmbH & Co. KG

By: /s/ Daniel Sennheiser

Name: Daniel Sennheiser

Title: CEO

Date: Dec 22, 2023

Email: Daniel.Sennheiser@sennheiser.com

Sennheiser electronic GmbH & Co. KG

By: /s/ Thomas Weinzierl

Name:  ThomasWeinzierl

Title:  COO Supply Chain

Date:  Dec 22, 2023

Email:  thomas.weinzierl@sennheiser.com